Exhibit 99.1

Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS SECOND QUARTER 2010 RESULTS
Company Raises Fiscal 2010 Guidance

______________________________________________________________________

NEW YORK – August 5, 2010 -- The Warnaco Group, Inc. (NYSE: WRC) today reported results for the second quarter ended July 3, 2010.

Highlights for the quarter:

•	Net revenues were up 14% from the prior year quarter
•	Gross margin increased 270 basis points, to 44%, compared to the prior year quarter
•
Income per diluted share from continuing operations increased 63% to $0.65 compared to $0.40 in the prior year quarter which includes the benefit of approximately  $0.07 from the effect of fluctuations in foreign currency exchange rates

•
Income per diluted share from continuing operations on an adjusted, non-GAAP basis was $0.71 compared to $0.47 in the prior year quarter (both of which exclude restructuring expenses, pension expense, costs related to repurchase of debt, certain tax related items and other items)

•	The Company redeemed the remaining $110.9 million of its 8-7/8% Senior Notes on June 15, 2010
•	The Company’s Board of Directors approved a new five million share stock repurchase plan

The accompanying tables provide a reconciliation of actual results to the adjusted, non-GAAP, results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis and to make operating and strategic decisions.  In addition, the Company uses performance targets based, in part, on non-GAAP operating income and diluted earnings per share from continuing operations as a component of the measurement of employee incentive compensation.

1

 “We are very pleased with our second quarter results, which reflect the ongoing success of our global growth strategies,” commented Joe Gromek, Warnaco’s President and Chief Executive Officer.  “Broad based increases in our global Calvin Klein businesses, bolstered by the ongoing success of the Calvin Klein X Underwear campaign, complemented by gains in our heritage businesses drove double digit increases in net revenues, substantial improvements in gross margin and a significant increase in earnings per share.  Key to our success has been the ongoing focus on innovative product and marketing that speak to the needs of our customers around the globe.”

“We believe that great product, combined with our disciplined execution across all facets of our business, from design to supply chain to sales and marketing, leave us well positioned to continue the favorable momentum in our business. With strong wholesale bookings and continued positive results from our direct-to-consumer expansion, we look forward to a powerful second half.”

“As we look further ahead, we believe our powerful brands, strong balance sheet and diversified global operations provide us with a unique platform from which to sustain long-term revenue and profit growth for the benefit of all Warnaco stakeholders,” concluded Mr. Gromek.

Fiscal 2010 Outlook

Based on its positive first half results and outlook for the balance of the year, the Company is again raising its 2010 earnings outlook.  For fiscal 2010, on an adjusted non-GAAP basis (excluding restructuring expense, pension expense, cost related to repurchase of debt and certain tax related items):

•	The Company currently anticipates net revenues will increase 9% - 11% compared to fiscal 2009
•	The Company now expects diluted earnings per share from continuing operations in the range of $3.40 - $3.50
•	The Company’s prior guidance was for net revenue growth in the range of 8% - 10% compared to fiscal 2009 and diluted earnings per share from continuing operations in the range of $3.30 - $3.40.

Schedule 7 of the accompanying tables provide a reconciliation of expected diluted earnings per share from continuing operations, on a GAAP basis of $3.28 - $3.36 (assuming minimal pension expense), to the adjusted fiscal 2010 outlook above.

Second Quarter 2010 Highlights

Net revenues rose 14% in the quarter to $519.3 million.  All three segments (Sportswear Group, Intimate Apparel Group and Swimwear Group) and all key geographies in which we operate contributed to the growth.  New product launches and ongoing global expansion

2

drove mid-teens revenue growth in the Company’s Calvin Klein businesses, and was complemented by mid-teens revenue growth in Chaps, primarily reflecting its expanded distribution.

Gross margin increased 270 basis points, to 44% of net revenues, compared to the prior year quarter, driven by strong sell through and higher margin associated with expansion in our direct to consumer and international operations.  Selling, general and administrative expense (SG&A), as expected, increased compared to the prior year quarter.  The increase of $26.6 million to $171.9 million, primarily reflects planned investments in direct-to-consumer operations, marketing, infrastructure and costs associated with performance-based employee compensation.  SG&A as a percent of net revenues increased 120 basis points to 33% compared to the prior year quarter.

Operating income increased 35% to $55.3 million compared to $41.0 million in the prior year quarter.

The Company recorded income from continuing operations of $30.0 million, or $0.65 per diluted share in the quarter, compared to $18.6 million, or $0.40 per diluted share, in the prior year quarter.

Income from continuing operations, on an adjusted non-GAAP basis (excluding costs related to restructuring expenses, pension expense, costs related to repurchase of debt, certain tax related items and other items), as detailed in the accompanying schedules, was $0.71 per diluted share in the quarter compared to $0.47 per diluted share in the prior year quarter.

The effect of fluctuations in foreign currency exchange rates increased fiscal 2010 second quarter net revenues, gross profit, and operating profit by approximately $5 million, $8 million, and $9 million, respectively, and increased income from continuing operations by approximately $0.07 per diluted share.

Balance Sheet

At July 3, 2010 the Company had a net cash (cash and cash equivalents net of total debt) position of $107.7 million, compared to a net debt position of $44.3 million at July 4, 2009.

During the quarter, the Company redeemed the remaining $110.9 million of its 8-7/8% Senior Notes due 2013.

Cash and cash equivalents at July 3, 2010 were $172.9 million, a decrease of $4.7 million, compared to $177.6 million at July 4, 2009.

Inventories at July 3, 2010 were $277.6 million, a decrease of $14.0 million, or 5%, compared to $291.6 million at July 4, 2009.   Disciplined planning and inventory management contributed to the year over year decline and resulted in an enhanced quality of inventory at July 3, 2010.

3

Conference Call Information

Stockholders and other persons are invited to listen to the second quarter 2010 earnings conference call scheduled for today, Thursday, August 5, 2010, at 4:30 p.m. EDT.  To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 4:30 p.m. start time.  The call will also be broadcast live over the Internet at www.warnaco.com.  An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading global apparel company engaged in the business of designing, sourcing, marketing and selling men’s, women’s and children’s sportswear and accessories, swimwear and intimate apparel under such owned and licensed brands as Calvin Klein®, Speedo®, Chaps®, and Warner's® and Olga®.

FORWARD-LOOKING STATEMENTS
The Warnaco Group, Inc. notes that this press release, the conference call scheduled for August 5, 2010 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; possible additional tax liabilities; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; including, in particular, its license agreements with Calvin Klein Inc., the licensor of the Company’s Calvin Klein brand name; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

4

Schedule 1
THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009

Net revenues	$519,334	$455,432	$1,107,498	$993,275
Cost of goods sold	289,592	266,432	610,638	578,990
Gross profit	229,742	189,000	496,860	414,285
Selling, general and administrative expenses	171,860	145,256	356,833	303,603
Amortization of intangible assets	2,586	2,151	5,254	4,278
Pension expense (income)	(22)	594	(43)	1,131
Operating income	55,318	40,999	134,816	105,273
Other loss	5,730	2,799	7,550	2,395
Interest expense	4,259	5,799	9,237	11,868
Interest income	(487)	(416)	(1,493)	(824)
Income from continuing operations before provision
for income taxes and noncontrolling interest	45,816	32,817	119,522	91,834
Provision for income taxes	15,789	13,263	41,183	33,430
Income from continuing operations before noncontrolling interest	30,027	19,554	78,339	58,404
(Loss) from discontinued operations, net of taxes	(93)	(882)	(430)	(1,903)
Net income	29,934	18,672	77,909	56,501
Less: Net income attributable to the noncontrolling interest	-	(912)	-	(1,170)
Net income attributable to Warnaco Group, Inc.	$29,934	$17,760	$77,909	$55,331

Amounts attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations, net of tax	$30,027	$18,642	$78,339	$57,234
Discontinued operations, net of tax	(93)	(882)	(430)	(1,903)
Net income	$29,934	$17,760	$77,909	$55,331

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.67	$0.41	$1.72	$1.25
(Loss) from discontinued operations	(0.01)	(0.02)	(0.01)	(0.04)
Net income	$0.66	$0.39	$1.71	$1.21

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.65	$0.40	$1.68	$1.23
(Loss) from discontinued operations	-	(0.02)	(0.01)	(0.04)
Net income	$0.65	$0.38	$1.67	$1.19

Weighted average number of shares outstanding used in computing income per common share:
Basic	44,468,794	45,412,175	44,943,829	45,356,680
Diluted	45,426,632	46,010,870	45,936,496	45,879,453

Schedule 2
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	July 3, 2010	January 2, 2010	July 4, 2009

ASSETS
Current assets:
Cash and cash equivalents	$172,863	$320,754	$177,633
Accounts receivable, net	304,328	290,737	281,400
Inventories	277,565	253,362	291,578
Assets of discontinued operations	1,426	2,172	373
Other current assets	144,898	135,832	158,630
Total current assets	901,080	1,002,857	909,614

Property, plant and equipment, net	119,952	120,491	115,387
Intangible and other assets	495,019	536,446	470,758

TOTAL ASSETS	$1,516,051	$1,659,794	$1,495,759

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of Senior Notes	$65,203	$97,873	$58,807
Accounts payable and accrued liabilities	319,334	312,074	272,654
Taxes	30,679	24,723	7,831
Liabilities of discontinued operations	8,556	8,018	11,363
Total current liabilities	423,772	442,688	350,655
Long-term debt	-	112,835	163,130
Other long-term liabilities	191,661	188,161	122,699
Total stockholders' equity	900,618	916,110	859,275

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,516,051	$1,659,794	$1,495,759

NET CASH AND CASH EQUIVALENTS (NET DEBT)	$107,660	$110,046	$(44,304)

Schedule 3

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands)
(Unaudited)

Net revenues:	Three Months Ended	Three Months Ended	Increase /	`	Constant $
	July 3, 2010	July 4, 2009	(Decrease)	Change	% Change (a)
Sportswear Group	$244,044	$212,057	$31,987	15.1%	13.1%
Intimate Apparel Group	199,116	168,954	30,162	17.9%	17.6%
Swimwear Group	76,174	74,421	1,753	2.4%	2.1%
Net revenues	$519,334	$455,432	$63,902	14.0%	13.0%

	Three Months Ended	% of Group	Three Months Ended	% of Group
	July 3, 2010	Net Revenues	July 4, 2009	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$24,987	10.2%	$13,320	6.3%
Intimate Apparel Group (b), (c)	34,563	17.4%	27,523	16.3%
Swimwear Group (b), (c)	8,824	11.6%	8,238	11.1%
Unallocated corporate expenses (c)	(13,056)	na	(8,082)	na
Operating income	$55,318	na	$40,999	na

Operating income as a percentage of
total net revenues	10.7%		9.0%

(a) Reflects the percentage increase (decrease) in net revenues for the Three Months Ended July 3, 2010, compared to the Three Months Ended July 4, 2009, assuming foreign based net revenues for the Three Months Ended July 3, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended July 4, 2009. See Schedule 8.

(b) Includes an allocation of shared services expenses as follows:

	Three Months Ended	Three Months Ended
	July 3, 2010	July 4, 2009
Sportswear Group	$5,205	$5,081
Intimate Apparel Group	$3,931	$3,805
Swimwear Group	$2,558	$2,649

(c) Includes restructuring charges and other exit costs as follows:

	Three Months Ended	Three Months Ended
	July 3, 2010	July 4, 2009
Sportswear Group	$549	$352
Intimate Apparel Group	160	311
Swimwear Group	445	852
Unallocated corporate expenses	-	(41)
	$1,154	$1,474

Schedule 3a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands)
(Unaudited)

Net revenues:	Six Months Ended	Six Months Ended	Increase /	`	Constant $
	July 3, 2010	July 4, 2009	(Decrease)	Change	% Change (a)
Sportswear Group	$550,390	$481,114	$69,276	14.4%	9.9%
Intimate Apparel Group	393,058	341,777	51,281	15.0%	12.4%
Swimwear Group	164,050	170,384	(6,334)	-3.7%	-4.8%
Net revenues	$1,107,498	$993,275	$114,223	11.5%	8.2%

	Six Months Ended	% of Group	Six Months Ended	% of Group
	July 3, 2010	Net Revenues	July 4, 2009	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$75,929	13.8%	$50,789	10.6%
Intimate Apparel Group (b), (c)	68,181	17.3%	57,921	16.9%
Swimwear Group (b), (c)	20,709	12.6%	20,783	12.2%
Unallocated corporate expenses (c)	(30,003)	na	(24,220)	na
Operating income	$134,816	na	$105,273	na

Operating income as a percentage of
total net revenues	12.2%		10.6%

(a) Reflects the percentage increase (decrease) in net revenues for the Six Months Ended July 3, 2010, compared to the Six Months Ended July 4, 2009, assuming foreign based net revenues for the Six Months Ended July 3, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Six Months Ended July 4, 2009. See Schedule 8a.

(b) Includes an allocation of shared services expenses as follows:

	Six Months Ended	Six Months Ended
	July 3, 2010	July 4, 2009
Sportswear Group	$10,400	$10,108
Intimate Apparel Group	$7,856	$7,548
Swimwear Group	$5,130	$5,264

(c) Includes restructuring charges as follows:

	Six Months Ended	Six Months Ended
	July 3, 2010	July 4, 2009
Sportswear Group	$442	$3,388
Intimate Apparel Group	113	2,912
Swimwear Group	714	2,433
Unallocated corporate expenses	844	1,312
	$2,113	$10,045

Schedule 4

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Three Months Ended July 3, 2010	Three Months Ended July 4, 2009	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$261,964	$232,320	$29,644	12.8%	12.8%
Europe	99,831	98,274	1,557	1.6%	8.6%
Asia	83,492	70,214	13,278	18.9%	13.5%
Canada	29,866	29,226	640	2.2%	-8.1%
Mexico, Central and South America	44,181	25,398	18,783	74.0%	55.3%
Total	$519,334	$455,432	$63,902	14.0%	13.0%

	Operating Income
	Three Months Ended July 3, 2010 (b)	Three Months Ended July 4, 2009 (b)	Increase / (Decrease)	% Change
United States	$41,586	$34,251	$7,335	21.4%
Europe	(683)	1,552	(2,235)	-144.0%
Asia	13,353	5,703	7,650	134.1%
Canada	5,082	4,008	1,074	26.8%
Mexico, Central and South America	9,036	3,567	5,469	153.3%
Unallocated corporate expenses	(13,056)	(8,082)	(4,974)	61.5%
Total	$55,318	$40,999	$14,319	34.%9

(a) Reflects the percentage increase (decrease) in net revenues for the Three Months Ended July 3, 2010, compared to the Three Months Ended July 4, 2009, assuming foreign based net revenues for the Three Months Ended July 3, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended July 4, 2009. See Schedule 8.

(b) Includes restructuring charges as follows:

	Three Months Ended July 3, 2010	Three Months Ended July 4, 2009
United States	$434	$743
Europe	300	535
Asia	362	(2)
Canada	-	239
Mexico, Central and South America	58	-
Unallocated corporate expenses	-	(41)
Total	$1,154	$1,474

Schedule 4a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Six Months Ended July 3, 2010	Six Months Ended July 4, 2009	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$532,714	$502,064	$30,650	6.1%	6.1%
Europe	257,133	240,989	16,144	6.7%	5.9%
Asia	180,565	152,393	28,172	18.5%	10.1%
Canada	55,362	49,923	5,439	10.9%	-3.2%
Mexico, Central and South America	81,724	47,906	33,818	70.6%	48.4%
Total	$1,107,498	$993,275	$114,223	11.5%	8.2%

	Operating Income
	Six Months Ended July 3, 2010 (b)	Six Months Ended July 4, 2009 (b)	Increase / (Decrease)	% Change
United States	$86,274	$76,817	$9,457	12.3%
Europe	21,832	19,946	1,886	9.5%
Asia	32,529	19,784	12,745	64.4%
Canada	8,703	6,866	1,837	26.8%
Mexico, Central and South America	15,481	6,080	9,401	154.6%
Unallocated corporate expenses	(30,003)	(24,220)	(5,783)	23.9%
Total	$134,816	$105,273	$29,543	28.1%

(a) Reflects the percentage increase (decrease) in net revenues for the Six Months Ended April 3, 2010, compared to the Six Months Ended April 4, 2009, assuming foreign based net revenues for the Six Months Ended April 3, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Six Months Ended April 4, 2009. See schedule 8a.

(b) Includes restructuring charges as follows:

	Six Months Ended July 3, 2010	Six Months Ended July 4, 2009
United States	$643	$4,860
Europe	361	3,582
Asia	362	9
Canada	-	252
Mexico, Central and South America	(97)	30
Unallocated corporate expenses	844	1,312
Total	$2,113	$10,045

Schedule 5

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)

By Channel:	Net Revenues
	Three Months Ended July 3, 2010	Three Months Ended July 4, 2009	Increase / (Decrease)	% Change
Wholesale	$392,918	$349,798	$43,120	12.3%
Retail	126,416	105,634	20,782	19.7%
Total	$519,334	$455,432	$63,902	14.0%

	Operating Income
	Three Months Ended July 3, 2010 (a)	Three Months Ended July 4, 2009 (a)	Increase / (Decrease)	% Change
Wholesale	$54,804	$38,187	$16,617	43.5%
Retail	13,570	10,894	2,676	24.6%
Unallocated corporate expenses	(13,056)	(8,082)	(4,974)	61.5%
Total	$55,318	$40,999	$14,319	34.9%

(a) Includes restructuring charges as follows:

	Three Months Ended July 3, 2010	Three Months Ended July 4, 2009
Wholesale	$1,025	$1,336
Retail	129	179
Unallocated corporate expenses	-	(41)
Total	$1,154	$1,474

Schedule 5a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)

By Channel:	Net Revenues
	Six Months Ended July 3, 2010	Six Months Ended July 4, 2009	Increase / (Decrease)	% Change
Wholesale	$857,030	$793,464	$63,566	8.0%
Retail	250,468	199,811	50,657	25.4%
Total	$1,107,498	$993,275	$114,223	11.5%

	Operating Income
	Six Months Ended July 3, 2010 (a)	Six Months Ended July 4, 2009 (a)	Increase / (Decrease)	% Change
Wholesale	$142,660	$113,130	$29,530	26.1%
Retail	22,159	16,363	5,796	35.4%
Unallocated corporate expenses	(30,003)	(24,220)	(5,783)	23.9%
Total	$134,816	$105,273	$29,543	28.1%

(a) Includes restructuring charges as follows:

	Six Months Ended July 3, 2010	Six Months Ended July 4, 2009
Wholesale	$1,295	$8,295
Retail	(26)	438
Unallocated corporate expenses	844	1,312
Total	$2,113	$10,045

Schedule 6
THE WARNACO GROUP, INC.

NON-GAAP MEASURES
(Dollars in thousands, excluding per share amounts)
(Unaudited)

The Company’s reported financial results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The reported operating income, income from continuing operations and diluted earnings per share from continuing operations reflect certain items which affect the comparability of those reported results. Those financial results are also presented on a non-GAAP basis, as defined by Regulation S-K section 10(e) issued by the Securities and Exchange Commission to exclude the effect of these items. The Company’s computation of these non-GAAP measures may vary from others in its industry. These non-GAAP financial measures are not intended to be, and should not be, considered in isolation from or as a substitute for the most directly comparable GAAP financial measure to which they are reconciled, as presented in the following table:

	Three Months Ended		Six Months Ended
	July 3, 2010	July. 4, 2009	July 3, 2010	July 4, 2009
	(Dollars in thousands, except per share amounts)

Operating income, as reported (GAAP)	$55,318	$40,999	$134,816	$105,273
Restructuring charges, other exit costs and pension (a)	1,132	2,068	2,070	11,176
Other (b)	-	(260)	-	(520)
Operating income, as adjusted (non-GAAP)	$56,450	$42,807	$136,886	$115,929

Income from continuing operations, as reported (GAAP)	$30,027	$18,642	$78,339	$57,234
Restructuring charges, other exit costs and pension, net of taxation (c)	858	1,430	1,340	7,923
Costs related to the redemption of Debt, net of taxation (d)	1,354	-	2,368	-
Other item, net of taxation (b)	-	(156)	-	(312)
Taxation (e)	446	2,059	1,554	1,731
Income from continuing operations, as adjusted (non-GAAP)	$32,685	$21,975	$83,601	$66,576

Diluted earnings per share from continuing operations, as reported (GAAP)	$0.65	$0.40	$1.68	$1.23
Restructuring charges, other exit costs and pension, net of taxation	0.02	0.03	0.03	0.17
Costs related to the redemption of Debt, net of taxation	0.03	-	0.05	-
Taxation	0.01	0.04	0.04	0.04
Diluted earnings per share from continuing operations, as adjusted (non-GAAP)	$0.71	$0.47	$1.80	$1.44

(a)
This adjustment seeks to present the Company's Consolidated Condensed Statements of Operations on a continuing basis   without the effects of restructuring charges and other exit costs of $1,154 and $1,474 for the Three Months Ended July 3, 2010 and July 4, 2009, respectively, and $2,113 and $10,045 for the Six Months Ended July 3, 2010 and July 4, 2009, respectively, and pension (income) expense of $(22) and $594 for the Three Months Ended July 3, 2010 and July 4, 2009, respectively, and $(43) and $1,131 for the Six Months Ended July 3, 2010 and July 4, 2009, respectively.

(b)
This adjustment seeks to present the Company's Consolidated Condensed Statements of Operations on a continuing basis  with an additional charge of $156 (net of a $104 tax benefit) and $312 (net of a $208 tax benefit) for the Three Months and Six Months Ended July 4, 2009 for amortization expense related to the correction of amounts recorded in prior periods in connection with the recapture of cancellation of indebtedness income.

(c)
Adjustment to reflect the items in (a), above, net of income tax effects of $274 and $638 for the Three Months Ended July 3, 2010 and the Three Months Ended July 4, 2009, respectively, and $730 and $3,253 for the Six Months Ended July 3, 2010 and the Six Months Ended July 4, 2009, respectively.

(d)
This adjustment seeks to present the Company's Consolidated Condensed Statements of Operations on a continuing basis without   the effects of charges of $2,055, net of income tax effects of $701and charges of $3,747, net of income tax effects of $1,379, related to the repurchase of a portion of its Senior Notes during the Three Months and Six Months Ended July 3, 2010, respectively.

(e)
Adjustment to reflect the Company's income from continuing operations at tax rates of 33.3% and 33.9%, which reflect the Company's normalized tax rates for Fiscal 2010 and Fiscal 2009, respectively, excluding the effect of restructuring charges, pension expense, charges related to the repurchase of Senior Notes during the Three and Six Months Ended July 3, 2010 and ceratin other tax related items.

The Company believes it is valuable for users of its financial statements to be made aware of the non-GAAP financial measures, as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis and to make operating and strategic decisions. Such non-GAAP measures will also enhance users’ ability to analyze trends in the Company’s business. In addition, the Company uses performance targets based, in part, on these non-GAAP measures as a component of the measurement of employee incentive compensation.

Schedule 7

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE - FISCAL 2010 OUTLOOK
(Unaudited)

NET REVENUE GUIDANCE	Percentages

Estimated increase in net revenues in Fiscal 2010 compared to
comparable Fiscal 2009 levels.	9.00%	to	11.00%

EARNINGS PER SHARE GUIDANCE	U.S. Dollars
Diluted Income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$3.28	to	$3.36
Restructuring charges (a)	0.04	to	0.06
Costs to repurchase Senior Notes	0.05	to	0.05
Tax items	0.03	to	0.03
As adjusted (Non-GAAP basis) (b)	$3.40	to	$3.50

(a)	Reflects between $2.1 million to $2.7 million of expected restructuring charges (net of an income tax benefit of between $1.0 million and $1.4 million) for Fiscal 2010.

(b)
The Company believes it is useful for users of its financial statements to be made aware of the "As Adjusted" (non-GAAP) forecasted diluted income per common share from continuing operations as this is one of the measures used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis. The Company believes that this non-GAAP measure will also enhance users’ ability to analyze trends in the Company’s business. In addition, the Company uses performance targets based, in part, on this non-GAAP measure as a component of the measurement of employee incentive compensation. Management does not, nor should investors, consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Schedule 8

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE
NET REVENUES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(Unaudited)

	Three Months Ended July 3, 2010
	GAAP	Impact of Foreign	Non-GAAP (Note 1)
	As Reported	Currency Exchange	Constant Currency
By Segment:
Sportswear Group	$244,044	$4,057	$239,987
Intimate Apparel Group	199,116	577	198,539
Swimwear Group	76,174	142	76,032
Net revenues	$519,334	$4,776	$514,558

By Region:
United States	$261,964	$-	$261,964
Europe	99,831	(6,844)	106,675
Asia	83,492	3,881	79,611
Canada	29,866	3,007	26,859
Mexico, Central and South America	44,181	4,732	39,449
Total	$519,334	$4,776	$514,558

Note 1:

The Warnaco Group, Inc. is a global company that reports financial information in U.S. dollars in accordance with GAAP.  Foreign currency exchange rate fluctuations affect the amounts reported by the Company from translating its foreign revenues into U.S. dollars.  These rate fluctuations can have a significant effect on reported operating results.  As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure.  We use constant currency information to provide a framework to assess how our businesses performed excluding the effects of changes in foreign currency translation rates.  Management believes this information is useful to investors to facilitate comparisons of operating results and better identify trends in our businesses.

To calculate the increase in segment revenues on a constant currency basis, net revenues for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S.dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in isolation from, or as a substitute for, our operating performance measures calculated in accordance with GAAP.  The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

Schedule 8a

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE
NET REVENUES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(Unaudited)

	Six Months Ended July 3, 2010
	GAAP	Impact of Foreign	Non-GAAP*
	As Reported	Currency Exchange	Constant Currency
By Segment:
Sportswear Group	$550,390	$21,177	$529,213
Intimate Apparel Group	393,058	9,521	383,537
Swimwear Group	164,050	1,748	162,302
Net revenues	$1,107,498	$32,446	$1,075,052

By Region:
United States	$532,714	$-	$532,714
Europe	257,133	1,989	255,144
Asia	180,565	12,780	167,785
Canada	55,362	7,051	48,311
Mexico, Central and South America	81,724	10,626	71,098
Total	$1,107,498	$32,446	$1,075,052

* See Note 1 on Schedule 8